Exhibit 99.1

Lifeward Ltd. Reports Third Quarter 2024 Financial Results

Second consecutive quarter of 20 ReWalk systems sold

Robust growth in U.S. ReWalk pipeline of approximately 70 qualified leads for potential claim submission with Medicare and other U.S. payors

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, November 12, 2024 – Lifeward Ltd., (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global market leader delivering life-changing solutions in physical rehabilitation and recovery, today announced its financial results for the three months and nine months ended September 30, 2024.

Recent Highlights and Milestones for Lifeward

•
Lifeward initiated actions to further streamline its U.S. operations including closing two U.S. facilities to complete the integration of AlterG. The actions are expected to save the Company approximately $3 million in operating expenses and improve gross margins by approximately two percentage points when the full impact is achieved.

•
Lifeward began selling the AlterG family of products through its German sales organization which the Company expects will result in revenue growth from a more focused sales effort and higher margins with little incremental investment by utilizing its existing sales and support infrastructure in Germany.

•
Lifeward executed a successful launch of the AlterG NEO which was engineered with a new design to allow a lower price point to make the technology more accessible to a broader range of customers.  Since the introduction of the NEO at the end of June, Lifeward has generated orders for approximately 40 units as the NEO is quickly becoming a growth driver for the AlterG product line.

•	Lifeward completed its near-term plans to refresh its Board of Directors with the addition of Robert J. Marshall Jr. as a new director and chairman of the Audit Committee.

“We continue to build the pipeline of ReWalk cases which we believe will fuel our growth in future quarters,” said Larry Jasinski, Chief Executive Officer. “While the conversion of these cases to revenue can be variable, the underlying growth in leads and qualified cases is growing as we continue to educate the U.S. market on the expanded patient access under the Medicare program and eventually private insurance.   At the same time, we also see that the AlterG NEO launch is stimulating incremental customer interest and growth, which we believe will fuel the anticipated recovery in AlterG revenue growth.”

Third Quarter 2024 Financial Results

Revenue was $6.1 million in the third quarter of 2024, compared to $4.4 million during the third quarter of 2023, up $1.7 million, or 39%. Revenue from the sale of Lifeward historical products and services including ReWalk exoskeletons, MyoCycles, and ReStore exo-suits was $2.5 million, up $1.0 million, or 173% compared to the prior year. This performance was primarily driven by an increase in ReWalk system sales from the expansion of access through Medicare coverage and stronger sales performance in Germany.  Revenue from the sale of AlterG products and services was $3.6 million, a $0.7 million increase from the third quarter of 2023, which had a partial quarter contribution from AlterG following the closing of the acquisition on August 11, 2023.

Gross margin was 36.2% during the third quarter of 2024, compared to 19.6% in the third quarter of 2023. On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted gross margin was 42.5% in the third quarter of 2024, compared to 45.1% in the third quarter of 2023, a 2.6 percentage point decrease.  This decline is primarily attributable to lower absorption of factory overhead costs due to lower production volumes of AlterG systems and higher labor costs.

Total operating expenses in the third quarter of 2024 were $5.4 million, compared to $8.8 million in the third quarter of 2023.  On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted operating expenses were $6.7 million in the third quarter of 2024, compared to $6.9 million in the third quarter of 2023, a $0.2 million decrease.  This decline is primarily due to reduced R&D expense from the completion of a development program.

Operating loss in the third quarter of 2024 was $3.2 million, compared to $7.9 million in the third quarter of 2023. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted operating loss was $4.1 million in the third quarter of 2024, compared to a loss of $4.9 million in the third quarter of 2023.

Net loss was $3.1 million, or $0.35 per share, for the third quarter of 2024, compared to a net loss of $7.5 million, or $0.88 per share, in the third quarter of 2023. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $4.0 million, or $0.45 per share, in the third quarter of 2024, compared to $4.5 million, or $0.52 per share, during the third quarter of 2023.

Liquidity

As of September 30, 2024, ReWalk had $10.7 million in unrestricted cash and cash equivalents on its balance sheet with no debt. During the third quarter of 2024, cash used in operations was $4.5 million. At the end of the third quarter of 2024, Lifeward had $2.4 million of accounts receivable for Medicare claims, a significant majority of which relates to claims filed before the third quarter of 2024.

Financial Guidance

Factoring in the third quarter performance, Lifeward revises its 2024 full year revenue expectations to the range of $25 million to $26 million in 2024.  Based on the current recovery in trends thus far in the fourth quarter, Lifeward expects its sequential growth to resume in the fourth quarter to generate the highest quarterly revenue of the year.

Conference Call

Lifeward management will host its conference call as follows:

Date		November 12, 2024
Time		8:30 AM EST
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	0800-6647560
Access code		Please reference the “Lifeward Earnings Call”
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/nof4rjp4

The archived webcast will be available via the following https://edge.media-server.com/mmc/p/nof4rjp4 or through the “Investors” section on our website at GoLifeward.com.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity systems, the ReStore Exo-Suit, and the MyoCycle FES Systems.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

Lifeward®, ReWalk®, ReStore®, and Alter G® are registered trademarks of Lifeward Ltd. and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the Company’s ability to realize the anticipated benefits of the acquisition of AlterG, including the possibility that the expected benefits of the acquisition will not be realized within the expected time period or at all; the effect of the AlterG acquisition on the ability of the Company to retain customers and key personnel and to maintain relationships with suppliers, distributors and other key business relations; potential litigation in connection with the AlterG acquisition; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company’s ability to navigate any difficulties associated with moving production of its AlterG Anti-Gravity Systems to a contract manufacturer; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2023 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Lifeward Media Relations:
Kathleen O’Donnell
Vice President, Marketing & New Business Development
Lifeward
E: media@golifeward.com

Lifeward Investor Contact:
Mike Lawless
Chief Financial Officer
Lifeward
E: ir@golifeward.com

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$6,128	$4,403	$18,118	$6,970
Cost of revenues	3,908	3,540	11,746	4,960
Gross profit	2,220	863	6,372	2,010
Operating expenses:
Research and development, net	998	1,262	3,494	2,830
Sales and marketing	4,156	4,088	13,573	9,076
General and administrative	240	3,455	3,424	7,579
Total operating expenses	5,394	8,805	20,491	19,485
Operating loss	(3,174)	(7,942)	(14,119)	(17,475)
Financial income, net	119	411	495	1,047
Loss before income taxes	(3,055)	(7,531)	(13,624)	(16,428)
Taxes on income	29	-	40	66
Net loss	$(3,084)	$(7,531)	$(13,664)	$(16,494)
Net loss per ordinary share, basic and diluted	$(0.35)	$(0.88)	$(1.58)	$(1.94)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	8,756,882	8,542,630	8,652,085	8,501,397

Lifeward Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2024	2023
	(Unudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$10,653	$28,083
Trade receivables, net of credit losses of $193 and $328, respectively	5,843	3,120
Prepaid expenses and other current assets	1,818	2,366
Inventories	7,300	5,653
Total current assets	25,614	39,222
Restricted cash and other long term assets	436	784
Operating lease right-of-use assets	945	1,861
Property and equipment, net	1,217	1,262
Intangible Assets	10,020	12,525
Goodwill	7,538	7,538
Total assets	$45,770	$63,192
Liabilities and equity
Current liabilities
Trade payables	4,992	5,069
Current maturities of operating leases	936	1,296
Other current liabilities	3,729	4,854
Earnout	-	576
Total current liabilities	9,657	11,795

Non-current operating leases	45	607
Earnout	792	2,716
Other long-term liabilities	1,383	1,564
Shareholders’ equity	33,893	46,510
Total liabilities and equity	$45,770	$63,192

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2024	2023

Net cash used in operating activities	$(17,749)	$(16,183)

Net cash used in investing activities	-	(18,070)

Net cash used in financing activities	-	(992)

Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	(29)	(24)
Decrease in cash, cash equivalents, and restricted cash	(17,778)	(35,269)
Cash, cash equivalents, and restricted cash at beginning of period	28,792	68,555
Cash, cash equivalents, and restricted cash at end of period	$11,014	$33,286

Lifeward Ltd. And subsidiaries
(Unaudited)
(In thousand)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenues based on customer’s location:
United States	3,458	2,497	11,054	4,298
Europe	2,419	1,466	5,896	2,201
Asia - Pacific	150	94	544	123
Rest of the world	101	346	624	348
Total Revenues	$6,128	$4,403	$18,118	$6,970

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Dollars in thousands, except per share data

GAAP net loss	$(3,084)	$(7,531)	$(13,664)	$(16,494)
Adjustments:
Amortization of intangible assets	842	764	2,505	764
Purchase accounting impact on inventory	-	607	-	607
M&A transaction	-	1,314	(467)	2,358
Integration/Rebranding costs	-	-	236	-
Remeasurement of earnout liability	(2,008)	40	(2,500)	40
Stock-based compensation expense	290	333	1,047	955

Non-GAAP net loss	$(3,960)	$(4,473)	$(12,843)	$(11,770)

Shares used in net loss per share	8,756,882	8,542,630	8,652,085	8,501,397

Non-GAAP net loss per share	$(0.45)	$(0.52)	$(1.48)	$(1.38)

Lifeward Ltd. And subsidiaries
(Unaudited)
(In thousand)

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2024		2023		2024		2023
	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

Dollars in thousands

GAAP operating loss	$(3,174)	(51.8)%	$(7,942)	(180.4)%	$(14,119)	(77.9)%	$(17,475)	(250.7)%

Amortization of intangible assets	842	13.7%	764	17.3%	2,505	13.8%	764	10.9%
Purchase accounting impact on inventory	-	-	607	13.8%	-	-	607	8.8%
M&A transaction	-	-	1,314	29.8%	(467)	(2.6)%	2,358	33.8%
Integration/Rebranding costs	-	-	-	-	236	1.3%	-	-
Remeasurement of earnout liability	(2,008)	(32.8)%	40	0.9%	(2,500)	(13.8)%	40	0.6%
Stock-based compensation expense	290	4.7%	333	7.5%	1,047	5.8%	955	13.7%

Non-GAAP operating loss	$(4,050)	(66.2)%	$(4,884)	(111.1)%	$(13,298)	(73.4)%	$(12,751)	(182.9)%

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2024		2023		2024		2023
	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

Dollars in thousands

GAAP gross profit	$2,220	36.2%	$863	19.6%	$6,372	35.2%	$2,010	28.8%
Adjustments:
Purchase accounting impact on inventory	-	-	607	13.8%	-	-	607	8.7%
Amortization of intangible assets	387	6.3%	511	11.6%	1,153	6.4%	511	7.3%
Stock-based compensation expense	3	0%	4	0.1%	12	0.1%	5	0.1%

Non-GAAP gross profit	$2,610	42.5%	$1,985	45.1%	$7,537	41.7%	$3,133	44.9%

Lifeward Ltd. And subsidiaries
(Unaudited)
(In thousand)

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2024		2023		2024		2023
	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue
Dollars in thousands

GAAP research & development	$998	16.3%	$1,262	28.7%	$3,494	19.3%	$2,830	40.6%
Adjustments:
Stock-based compensation expense	(38)	(0.6)%	(46)	(1.0)%	(130)	(0.7)%	(112)	(1.6)%

Non-GAAP research & development	$960	15.7%	$1,216	27.7%	$3,364	18.6%	$2,718	39.0%

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2024		2023		2024		2023
	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue
Dollars in thousands

GAAP sales & marketing	$4,156	67.8%	$4,088	92.8%	$13,573	74.9%	$9,076	130.2%
Adjustments:
Amortization of intangible assets	(389)	(6.3)%	(215)	(4.9)%	(1,154)	(6.4)%	(215)	(3.1)%
Integration/Rebranding costs	-	-	-	-	(193)	(1.0)%	-	-
Stock-based compensation expense	(91)	(1.5)%	(107)	(2.4)%	(309)	(1.7)%	(271)	(3.9)%

Non-GAAP sales & marketing	$3,676	60.0%	$3,766	85.5%	$11,917	65.8%	$8,590	123.2%

Lifeward Ltd. And subsidiaries
(Unaudited)
(In thousand)

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2024		2023		2024		2023
	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue
Dollars in thousands

GAAP general & administrative	$240	3.9%	$3,455	78.5%	$3,424	18.9%	$7,579	108.7%
Adjustments:
M&A transaction	-	-	(1,314)	(29.8)%	467	2.6%	(2,358)	(33.8)%
Amortization of intangible assets	(66)	(1.1)%	(37)	(0.8)%	(198)	(1.1)%	(37)	(0.5)%
Integration/Rebranding costs	-	-	-	-	(43)	(0.2)%	-	-
Remeasurement of earnout liability	2,008	32.8%	(40)	(0.9)%	2,500	13.8%	(40)	(0.6)%
Stock-based compensation expense	(158)	(2.6)%	(176)	(4.0)%	(596)	(3.3)%	(567)	(8.1)%

Non-GAAP general & administrative	$2,024	33.0%	$1,888	43.0%	$5,554	30.7%	$4,577	65.7%